Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

FreightCar America, Inc.

Chicago, Illinois

We consent to the incorporation by reference in Registration Statement No. 333-131981, 333-184820 and 333-225886 on Form S-8 of our reports dated March 04, 2019, relating to the consolidated financial statements of FreightCar America, Inc. and subsidiaries (“the Company”), and the effectiveness of Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 04, 2019